EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 177 to Registration Statement No. 033-00572 on Form N-1A of our reports dated September 18, 2018, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 26, 2018

Schedule A

Eaton Vance Municipals Trust

Report Date Fund Name

September 18, 2018 Eaton Vance Arizona Municipal Income Fund

September 18, 2018 Eaton Vance Connecticut Municipal Income Fund

September 18, 2018 Eaton Vance Minnesota Municipal Income Fund

September 18, 2018 Eaton Vance New Jersey Municipal Income Fund

September 18, 2018 Eaton Vance Pennsylvania Municipal Income Fund

September 18, 2018 Eaton Vance Municipal Opportunities Fund